SECURITIES  AND  EXCHANGE  COMMISSION

                               WASHINGTON  DC  20549

                                    FORM  8-K

                                 CURRENT  REPORT

                     PURSUANT  TO  SECTION  13  OR  15(d)  OF  THE

                         SECURITIES  EXCHANGE  ACT  OF  1934

         Date  of  report  (Date  of earliest event reported) September 26, 2000
                                                         -------------------


                       Magellan  Filmed  Entertainment,  Inc.
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                Exact  Name  of  Registrant  as  Specified  in  Charter)


           Nevada                     0-29011             52-2048394
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      (State  or  other  Jurisdiction    (Commission        (IRS  Employer
            of  Incorporation)         File  Number)     Identification  No.)


                     8756  122nd  Avenue  NE  Kirkland,  WA  98033
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              (Address  of  Principal  Executive  Offices)  (Zip  Code)


       Registrant's  telephone  number,  including  area  code  (425)  827-7817
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                The  Storm  High  Performance  Sound  Corp.
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          (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

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This  report  describes the terms and  conditions  of a Stock Exchange Agreement dated  as  of  September  26,  2000,  and  effective  as  of September 26, 2000.


Item  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On September 26, 2000, Magellan acquired all of the outstanding stock of The Nickel Palace, Inc. ("Nickel") under a Stock Exchange Agreement in exchange for 3,000,000 shares of Magellan common stock and the issuance of warrants to selling shareholders entitling the holders to purchase up to 1,500,000 shares of Magellan's common stock exercisable at $0.18 per share. Under the Stock Exchange Agreement, Nickel is to be merged into Magellan under provisions of the Nevada Revised Statutes, and Magellan shall continue as the surviving corporation and the separate corporate existence of Nickel shall cease.

The selling shareholders of Nickel consisted of Michael Garrity, Michael Gabrawy and Marc Fusco. Mr. Fusco is the Director of the Movie Rennie's Landing, and Mr. Garrity and Mr. Gabrawy are producers of the Movie Rennie's Landing. Mr. Patrick Charles, President of Magellan is also an associate producer of Rennie's Landing.

Nickel was formed on March 24, 2000 as a Nevada corporation to produce the movie Rennie's Landing. Thereafter, Rennie's Landing, LLC was formed with Nickel holding a 50% interest in the LLC. The movie began production in June, 2000 with completion of filming in July, 2000. Post production editing is currently underway with release of the film projected for the second quarter of 2001.

The 3,000,000 shares of common stock were valued at $180,810 based on the average Closing price for Magellan stock for three days before and after the effective date of the Agreement, which was September 26, 2000. In addition Magellan assumed Nickel's 8% convertible debenture obligation for $1,000,000

On September 22, 2000, Nickel issued 8% series A subordinated convertible redeemable debentures for $1,000,000 due September, 2002. The series A debentures are convertible into Magellan stock as a result of Magellan's assumption of the debt. The debentures are convertible into Magellan common stock at 62% of the average closing bid price of the common stock for the five trading days immediately preceding the date of notice of conversion by the holder. As of October 4, 2000, none of the debt has been converted into common stock.

The 38% discount from the market price of the stock equates to a beneficial conversion feature, which will be accounted for in accordance with Emerging Issues Task Force No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." Therefore the beneficial conversion feature, which is valued at approximately $613,000, will be accounted for as additional interest expense at the issue date, which is the date the debentures first become convertible.

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The warrants  expire  within five years of the date  granted.  The warrants were granted to the shareholders of Nickel and vest 33 1/3% annually over a three year period contingent upon and subject to the continued employment by Magellan of the former shareholders of Nickel

The acquisition will be recorded using the purchase method of accounting on the effective date. The estimated amounts have been summarized in the following table:

  Purchase  price                               $180,810
  Liabilities  assumed                         1,000,000
  Less:  fair  market  value  of  assets  acquired  (1,000,000)
  Goodwill                                     $180,810


The assets acquired are primarily represented by Nickel's interest in Rennie's Landing, LLC, and Nickel's advances to Rennie's Landing, LLC of $1,000,000 which funds were advanced to pay for the production costs of the movie Rennie's Landing. Nickel holds a 50% interest in Rennie's Landing, LLC.

A  copy  of  the  Stock  Exchange  Agreement  is  filed  herewith as Exhibit 2.1


 Item  7    Financial  Statements, Pro Forma Financial Information and Exhibits.
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(1)       Nickel  was  formed  on March 24, 2000 and did not commence operations until June, 2000. Nickel has adopted a fiscal year ending on December 31, and has not yet completed its first fiscal year. Therefore, no annual financial statements, audited or otherwise, as required by this
          Item 7(a) are available. Audited interim financial statements for the period from inception (March 24, 2000) through June 30, 2000 will be completed and filed by amendment to this Form 8-K under cover of Form 8-K/A within 60 days after the date of this Form 8-K.

(2) Pro Forma Financial Information. The pro forma financial information of Magellan and Nickel required by this Item 7(b) are not yet available. Magellan expects that the pro forma financial statements will be completed and filed by amendment to this 8-K under cover of Form 8-K/A within 60 days after the date of this Form 8-K.

3) Exhibit 2.1 Stock Exchange Agreement dated as of September 26, 2000 by and between Magellan Filmed Entertainment, Inc. and The Nickel Palace, Inc.

The Exhibit to the Stock Exchange Agreement as listed in the index of Exhibits to the Stock Exchange Agreement is omitted pursuant to Rule 601(b)(2) of Regulation S-B. The Company agrees to furnish such documents supplementally to the Securities and Exchange Commission upon request.

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                                  EXHIBIT  INDEX

Exhibit                            Description

2.1 Stock Exchange Agreement dated as of September 26, 2000 by and between Magellan Filmed Entertainment, Inc. and The Nickel Palace, Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated  October  11, 2000                     Magellan Filmed Entertainment, Inc.


                                            By:  /s/  Patrick  F.  Charles
                                                 ------------------------
                                                 Patrick  F.  Charles, President

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